Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report of Laserscope on Form 10-Q for the three months ended March 31, 2003, I, Dennis LaLumandiere, Vice President, Finance and Chief Financial Officer of Laserscope, hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the three months ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the three months ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Laserscope.

Date: May 13, 2003	By:	/s/ Dennis LaLumandiere Dennis LaLumandiere Vice President, Finance and Chief Financial Officer